Exhibit 99.1
FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 1, 2010
CARE INVESTMENT TRUST INC. ANNOUNCES THREE FOR TWO STOCK SPLIT
NEW YORK — September 1, 2010 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate and commercial mortgage debt, today announced that its Board of Directors has approved a stock split in the ratio of three-for-two to be effected in the form of a common stock dividend. Each shareholder of record as of the close of business on September 13, 2010, will receive a dividend equal to one-half of one share of the Company’s common stock for each outstanding share held on the record date. The dividend will be distributed to shareholders on September 20, 2010.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the Company, please visit the Company’s website at www.carereit.com
FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:
Torey Riso
President & Chief Executive Officer
(212) 771-9516
torey.riso@carereit.com